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                                                                      Exhibit 11

                          MUTUAL RISK MANAGEMENT LTD.
                       COMPUTATION OF EARNINGS PER SHARE
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                                                             QUARTER ENDED JUNE 30,             SIX MONTHS ENDED JUNE 30,
                                                             1997            1996                 1997             1996
                                                                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
PRIMARY
-------

Net income available to common shareholders               $    11,167      $     8,991          $   21,811     $     18,132
                                                          ===========      ===========          ==========     ============
Weighted Average Common Shares
  Common shares outstanding                                18,650,999       18,213,404           18,617,72      618,061,019
                                                          -----------      -----------          ----------     ------------
Common share equivalents associated with
 options and Redeemable Common Shares:
   Options                                                  1,947,518        1,665,741           1,947,518        1,665,741
   Redeemable Common Shares                                   468,584          468,584             468,584          468,584
                                                          -----------      -----------          ----------     ------------
                                                            2,416,102        2,134,325           2,416,102        2,134,325
Common Shares purchased with
 proceeds from options exercised                           (1,313,851)      (1,201,219)         (1,351,359)      (1,102,112)
                                                          -----------      -----------          ----------     ------------
                                                            1,102,251          933,106           1,064,743        1,032,213
                                                          -----------      -----------          ----------     ------------

Total Weighted Average Common Shares                       19,753,250       19,146,510          19,682,469       19,093,232
                                                          ===========      ===========          ==========     ============

Primary Earnings Per Common Share:

Net income available to common shareholders                     $0.57            $0.47               $1.11            $0.95
                                                                =====            =====               =====            =====
FULLY DILUTED
-------------

Net income available to common shareholders                   $11,167           $8,991             $21,811          $18,132
Debenture interest                                              1,618            1,536               3,208            3,046
                                                              -------           ------             -------          -------
                                                              $12,785          $10,527             $25,019          $21,178
                                                              =======          =======             =======          =======
Weighted Average Common Shares
  Common shares outstanding                                18,650,999       18,213,404          18,617,726       18,061,019
                                                          -----------      -----------          ----------     ------------

Common share equivalents associated with
 options, Redeemable Common Shares
 and Convertible Debentures:
   Options                                                  1,947,518        1,665,741           1,947,518        1,665,741
   Redeemable Common Shares                                   468,584          468,584             468,584          468,584
   Convertible Debentures                                   3,489,400        3,489,400           3,489,400        3,489,400
                                                          -----------      -----------          ----------     ------------
                                                            5,905,502        5,623,725           5,905,502        5,623,725

Common Shares purchased with
 proceeds from options exercised                           (1,313,851)      (1,201,219)         (1,351,359)      (1,102,112)
                                                          -----------      -----------          ----------     ------------
                                                            4,591,651        4,422,506           4,554,143        4,521,613
                                                          -----------      -----------          ----------     ------------

Total Weighted Average Common Shares                       23,242,650       22,635,910          23,171,869       22,582,632
                                                          ===========      ===========          ==========     ============

Fully Diluted Earnings Per Common Share:
Net income available to common shareholders                     $0.55            $0.47               $1.08            $0.94
                                                                =====            =====               =====            =====
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